UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2015

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
€	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

€	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
€	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2015, China Education Alliance, Inc., a North Carolina corporation (the “Company”) sold its 60% equity interest in Harbin Tianlang Culture and Education School (“Tianlang”) to Zhi Yang, a holder of Tianlang’s remaining 40% equity interest (the “Purchaser”), for a total cash consideration of RMB 3,000,000 yuan (approximately $458,193). The sale of the equity interest in Tianlang was made pursuant to an equity transfer agreement dated December 31, 2015 (the “Agreement”), by and between the Purchaser and Harbin Zhong He Li Da Education Technology, Inc., the Company’s wholly owned subsidiary (“ZHLD”). Pursuant to the Agreement, the Purchaser paid RMB 300,000 yuan (approximately $45,819) to ZHLD upon execution of the Agreement and will pay the reminder upon completion of the registration of the change in equity interest holders with relevant authorities.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Equity Transfer Agreement, dated December 31, 2015, by and between Zhi Yang and Harbin Zhong He Li Da Education Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: January 7, 2016
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer